
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM the
Company's unaudited consolidated financial statements for the nine-month period ended September 30, 1997, and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       2,274,739
<SECURITIES>                                         0
<RECEIVABLES>                                   21,119
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,403,812<F1>
<PP&E>                                      23,076,967<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              25,480,779
<CURRENT-LIABILITIES>                        1,348,283
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    23,263,420
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,480,779
<SALES>                                              0
<TOTAL-REVENUES>                                43,887<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               350,502<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              24,278
<INCOME-PRETAX>                              (350,502)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (350,502)
<EPS-PRIMARY>                                   (0.02)
<EPS-DILUTED>                                   (0.02)

<F1>Includes prepaid expenses and other current assets of $107,954.
<F2>Consists of:  properties and equipment, net of depreciation, of $1,182,729;
mineral properties of $5,314,667; deferred exploration and development costs of $15,722,949; and other assets of $856,622.
<F3>Consists of interest income.
<F4>Consists of general and administrative expenses of $364,348; interest expense of $24,278; and other expenses of $5,763.

